OPTION AGREEMENT


         This Option Agreement is entered into as of this 20th day of October 2006, by and between Bloomington Center Associates ("BCA"), a Michigan limited liability company and Midnight Auto Franchise Corporation, a Michigan corporation ("MAFC") and Midnight Holdings Group, Inc. ("MHG").

                                 R E C I T A L S

         A. WHEREAS, of even date herewith, MHG, MAFC, a wholly-owned subsidiary of MHG, and BCA formed All Night Auto of Bloomington/Normal, LLC ("ANA B/N") pursuant to that certain Operating Agreement of even date herewith (the "Operating Agreement") for the purpose of owning and operating auto repair service and retail stores in Illinois (the "Stores");

         B. WHEREAS, BCA agreed to invest $475,000.00 for the working capital necessary for the launch of a retail store and MAFC agreed to manage such store along with a contributed service center pursuant to the Operating Agreement and that certain Management Agreement of even date herewith (the "Management Agreement");

         C. WHEREAS, MAFC plans to open additional service and retail stores throughout the United States similar to the initial retail store and service center owned by the ANA B/N and managed by MAFC; and

         D. WHEREAS, the parties hereto are desirous of granting BCA the opportunity to invest in and own multiple future hub and spoke service center/retail store combinations throughout the United States (except for those market areas already committed to others, a list of which is attached hereto as Exhibit A) (such store combinations exclusive of those set forth on Exhibit A the "Future Stores").

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree:

         1. GRANT OF ASSIGNABLE OPTION TO ACQUIRE EQUITY INTEREST IN FUTURE STORES.

         In consideration of the foregoing, MAFC, MHG and their related parties and affiliates hereby grants BCA an irrevocable assignable option (the "Option") to acquire 100% of the equity interest in any and all Future Stores on the terms and conditions set forth herein. Provided, however, in the event that there exists no uncured event of default under the Operating Agreement, the Guaranty attached thereto as Exhibit D, this Option Agreement, and further provided the Management Agreement has not been terminated by ANA B/N, then the Option shall not be assigned to a person, business or entity that sells or provides auto repair retail products or services, or manages franchises that sell such retail products or services, or is otherwise a competitor of ANA B/N.

         2. EXERCISE OF OPTION.

                  a. MAFC and/or MHG shall notify BCA each time Future Stores are to be opened. BCA, or its assignee(s) may, within thirty (30) days, in its sole discretion, exercise the Option after receiving in writing the following from MAFC or MHG:

                    i. Executed Letters of Intent for leases for the Future Stores locations;

                    ii. Financial projections for the Future Stores which shall include in reasonable detail a budget, business plan and pro forma financial statements.

                    iii. A narrative  discussion  of the merits of the  proposed
                         Future Stores;

                    iv. Such other information as may be reasonably requested by BCA.

         The foregoing items must be complete and accurate, to the reasonable satisfaction of BCA, prior to the commencement of the 30 day time period.

                  b. If BCA exercises the Option, it shall notify MAFC and MHG in writing within thirty days of the receipt of the items in Section 2(a)(i) through (iv) above, and deposit $25,000.00 in the client trust account of Seyburn, Kahn, et al.

         3. PURCHASE OF EQUITY AND CLOSING.

                  a. The closing pursuant to the exercise of the Option shall occur at such date as the parties shall mutually agree but in no event later than forty (40) days after BCA's exercise of its Option.

                  b. The closing shall consist of the following:

                    i. The execution by the parties hereto of a Management Agreement, and Subleases in the form attached hereto as Exhibit A (the "Model Documents");

                    ii. The formation by BCA of a limited liability company (the "LLC") to own and operate the Future Stores;

                    iii. The deposit in the bank  account of the LLC  sufficient funds for the working capital of the Future Stores; provided however, it is estimated that generally this would amount to $375,000.00 for a comparable retail store and $400,000.00 for a comparable service store. Stores in certain


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

                         geographical locations may have increased or decreased costs due to market conditions which may require an increase or decrease in funding. BCA may in its sole discretion, cause the LLC, to finance or lease, property and equipment to be used in the operation of the Future Stores in lieu of a capital contribution in cash.

         4. DAMAGES. In the event that MAFC, or any related party or affiliate, directly or indirectly, opens Future Stores without first allowing BCA to exercise its Option then BCA shall be entitled to receive twenty (20%) of the gross revenue received by MAFC, MHG or its related parties and affiliates from such Future Stores. Gross revenue shall include any amounts of any kind or nature received from such Future Centers including but not limited to fees, royalties, rents, or sales proceeds.

         5. TERMINATION OF OPTION. In the event both of the following conditions have been fulfilled, the Option shall terminate upon sixty (60) days advance written notice by MAFC to BCA:

                  a. Neither MHG nor MAFC have breached any of the terms of this Option Agreement, the Operating Agreement or the Management Agreement; and

                  b. MAFC and MHG have opened Future Stores on at least six (6) consecutive occasions where BCA has failed to exercise its Option and where MAFC and MHG have obtained the working capital for such Future Stores from third parties on substantially the same terms and conditions as set forth in the Option. In the event BCA exercises its Put right under the Operating Agreement, or similar Put rights under Operating Agreements applicable to Future Stores, the Stores or Future Stores applicable to such Put rights shall not be deemed Stores or Future Stores with respect to which BCA has failed to exercise its Option hereunder.

         6. FURTHER DOCUMENTS AND ACTIONS. MAFC, MHG and BCA shall perform all further acts and execute any and all further documents as are reasonably required or necessary to carry out the acts and transactions contemplated by this Option Agreement.

         7. GOVERNING LAW. This Amendment shall be governed by the law of the State of Michigan, without application of its choice of laws rules.

         8. ARBITRATION. Any dispute between the parties regarding any provision in this Agreement shall be resolved at the option of the aggrieved party by expedited binding arbitration before a single arbitrator according to the rules of commercial arbitration of the American Arbitration Association (AAA). The parties need not use the services of AAA or an AAA selected arbitrator if they can agree among themselves on a neutral arbitrator and suitable location. If the parties are unable to so agree, then such arbitration shall be conducted using the services and facilities of the AAA. Such arbitration shall occur in Southfield, Michigan. Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction. Costs of the arbitrator and fees of AAA shall be allocated among the parties as determined by the arbitrator.

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


         9. WAIVER OF JURY TRIAL: THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO: (i) THIS AGREEMENT; or (ii) ANY OF THE TRANSACTIONS OR OTHER AGREEMENTS CONTEMPLATED BY THIS AGREEMENT.

         10. ENTIRE AGREEMENT. This writing contains the entire agreement between the parties with respect to the subject matter hereof and is intended to be a fully integrated expression of the parties' intentions and is intended to supersede any prior on contemporaneous negotiations or agreements.

         11. SECTION HEADINGS. The section headings contained in this Amendment are for reference purposes only and do not in any way affect the meaning or interpretation of the text of this Agreement.

         12.   COUNTERPARTS.   This   Amendment   may  be  executed  in  several
counterparts, each of which will be deemed an original but all of which will constitute one and the same.

                         (signatures on following page)

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                                            BLOOMINGTON CENTER ASSOCIATES LLC,
                                            a Michigan limited liability company

                                            By: /s/ Philip Elkus
                                               -------------------------------
                                                  Philip Elkus
                                            By:
                                            Its:     Manager


                                            Midnight Auto Franchise Corporation,
                                            a Michigan corporation


                                            By: /s/ Nicholas Cocco
                                                --------------------------------
                                                    Nicholas Cocco
                                            Its:    President


                                            Midnight Holdings Group, Inc.,
                                            a Delaware corporation


                                            By  /s/ Nicholas Cocco
                                              ----------------------------------
                                                    Nicholas Cocco
                                            Its:    President

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